Exhibit (h)(39)

February 2, 2026

State Street Bank and Trust Company Channel Center, CCB7

One Iron Street Boston, MA 02210

Attention: Nermina Malicbegovic, AVP

Re: ALPS ETF TRUST (the “Trust”)

Ladies and Gentlemen:

Please be advised that the undersigned Trust has established a new series (the “Portfolio”) of shares to be known as follows:

ALPS Nautilus SMR Nuclear & Technology ETF ETF

In accordance with Section 12, the Additional Portfolio provision, of the Transfer Agency and Service Agreement dated as of June 30, 2015, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Trust hereby requests that State Street act as Transfer Agent for the new Portfolio under the terms of the Agreement. In connection with such request, the undersigned Trust hereby confirms to State Street, as of the date hereof, its representations and warranties set forth in Section 3 of the Agreement. Schedule A to the Agreement shall be deleted and replaced in its entirety with Schedule A attached herein.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Trust and retaining one for your records.

Sincerely,
ALPS ETF TRUST
on behalf of:
ALPS Nautilus SMR Nuclear & Technology ETF

	STATE STREET BANK AND TRUSTCOMPANY		ALPS ETF TRUST ALPS Nautilus SMR Nuclear & Technology ETF

By:	/s/Geoffrey Johnson	By:	/s/Laton Spahr
Name:	Geoffrey Johnson	Name:	Laton Spahr
Title:	Managing Director	Title:	President

Effective Date: Feb 2, 2026

Schedule A

LIST OF PORTFOLIOS

ALPS ETF Trust

Alerian Energy Infrastructure ETF Effective	8/3/2015
Alerian MLP ETF Effective	8/3/2015
ALPS Active REIT ETF Effective	2/1/2021
ALPS Clean Energy ETF Effective	6/29/2018
ALPS Disruptive Technologies ETF Effective	12/29/2017
ALPS Electrification Infrastructure ETF Effective	03/07/2025
ALPS Emerging Sector Dividend Dogs ETF Effective	8/3/2015
ALPS Equal Sector Weight ETF Effective	8/3/2015
ALPS Intermediate Municipal Bond ETF Effective	5/19/2022
ALPS International Sector Dividend Dogs ETF Effective	8/3/2015
ALPS Medical Breakthroughs ETF Effective	8/3/2015
ALPS Nautilus SMR Nuclear & Technology ETF	Effective 2/18/2026
ALPS | O’Shares U.S. Quality Dividend ETF	Effective 6/21/2022
ALPS | O’Shares U.S. Small-Cap Quality Dividend ETF	Effective 6/21/2022
ALPS | O’Shares Global Internet Giants ETF	Effective 6/21/2022
ALPS | O’Shares Europe Quality Dividend ETF	Effective 6/21/2022
ALPS | Smith Core Plus Bond ETF	Effective 10/1/2023
ALPS Sector Dividend Dogs ETF	Effective 8/3/2015
Barron's 400 ETF	Effective 8/3/2015
ALPS REIT Dividend DOGS ETF (f/k/a Cohen & Steers Global Realty Majors ETF)	Effective 8/3/2015
Level Four Large Cap Growth Active ETF	Effective 8/22/2023
RiverFront Dynamic Core Income ETF	Effective 6/10/2016
RiverFront Dynamic US Dividend Advantage ETF	Effective 6/3/2016
ALPS Active Equity Opportunity ETF (f/k/a RiverFront Dynamic US Flex-Cap ETF)	Effective 6/3/2016
Riverfront Strategic Income Fund	Effective 8/3/2015